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                                                                    Exhibit 99.6

                      FORM OF NOMINEE HOLDER CERTIFICATION

                         CHART HOUSE ENTERPRISES, INC.

                          NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, or other nominee holder of rights ("Rights"), in order to purchase shares of Series A Preferred Stock, $1.00 par value per share ("Series A Preferred Shares"), of Chart House Enterprises, Inc. ("Chart House") pursuant to the rights offering described and provided for in Chart House's prospectus dated ___________ , 2001 (the "Prospectus"), hereby certifies to Chart House and to EquiServe Trust Company, N.A., as Subscription Agent for such rights offering, that (1) the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Series A Preferred Shares specified below for the Basic Subscription Privilege and Oversubscription Privilege (as defined in the Prospectus) and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full.

1. Number of Series A Preferred Shares subscribed for pursuant to the Basic Subscription Privilege: ____________________

2. Number of Series A Preferred Shares subscribed for pursuant to the Oversubscription Privilege: __________________


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Name of bank, broker or other nominee holder

Address:

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By:
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   Name:
   Title:

Dated:______________ , 2001